Exhibit 99.1

AMERICAN MEDIA, INC. TO HOLD EARNINGS CONFERENCE CALL
ON AUGUST 17, 2015 TO DISCUSS RESULTS FOR THE THREE MONTH PERIOD ENDED JUNE 30, 2015

NEW YORK, August 14, 2015 /PRNewswire/ - American Media, Inc. (AMI) today announced that it will hold an earnings conference call on August 17, 2015 at 3:30 p.m. EDT to discuss the financial results for the three month period ended June 30, 2015. AMI’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 was filed with the Securities and Exchange Commission on August 14, 2015.

Conference call details are as follows:
Date: Monday, August 17, 2015
Time: 3:30 p.m. EDT
Call-In Number: (877) 293-9442/ (630) 343-1248
Reservation Number: 2804

A telephonic replay of the conference call has been arranged to be available from Monday, August 17, 2015 at 6:00 p.m. EDT through 6:00 pm EDT on Monday, August 31, 2015.  To access the replay, please call: (866) 873-8511/ (630) 343-1245 and reference reservation number: 2804.

About American Media, Inc.
American Media, Inc. (AMI) owns and operates the leading print and digital celebrity and active lifestyle media brands in the United States. AMI’s titles include National Enquirer, Star, OK!, Globe, National Examiner, Soap Opera Digest, Men’s Fitness, Muscle & Fitness, Flex and Muscle & Fitness Hers. AMI also manages 14 different digital sites including RadarOnline.com, OKmagazine.com, MensFitness.com and MuscleandFitness.com. AMI’s magazines have a combined total circulation of 2.1+ million and reach more than 35 million men and women each month. AMI’s digital properties reach an average of 49+ million unique visitors and 343+ million page views monthly.

Contact:
Christopher Polimeni
Executive Vice President and Chief Financial Officer
American Media, Inc.
212.545.4829

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